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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-2 of Morgan Products Ltd. of our report dated February 16, 1996, except as to Note 14, which is as of August 30, 1996 relating to the consolidated financial statements of Tennessee Building Products, Inc. which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.

                                /s/ KRAFT BROS., ESSTMAN, PATTON & HARRELL, PLLC

Nashville, Tennessee
September 30, 1996